Exhibit 10.15

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS A PRIVATE OR CONFIDENTIAL.

November 18, 2020

KYOWA KIRIN INC. (1)

AND

ULTRAGENYX PHARMACEUTICAL INC. (2)

SUPPLY AGREEMENT

CONTENTS

Clause Heading Page

1
DEFINITIONS 3
2
DURATION 10
3
APPOINTMENT 10
4
EXCLUSIVITY 10
5
APPROVALS, AUTHORISATIONS, PRICING AND REIMBURSEMENT 11
6
SUPPLY OF PRODUCTS 11
7
DELIVERY AND ACCEPTANCE OF PRODUCT 14
8
RISK AND TITLE 16
9
PRODUCT SAFETY, RETURN AND RECALL 16
10
PRICE AND PAYMENT 17
11
KYOWA KIRIN'S UNDERTAKINGS 18
12
UGNX OBLIGATIONS 18
13
COMPLIANCE WITH LAWS AND REGULATIONS 19
14
RECORD KEEPING AND COOPERATION WITH INSPECTION 19
15
REPORTING PROCEDURE 20
16
DATA PROTECTION 20
17
ANTI BRIBERY 21
18
FORCE MAJEURE 22
19
LIABILITY 22
20
INDEMNITY 23
21
INSURANCE 24
22
TERMINATION 24
23
CONSEQUENCES OF TERMINATION 25

-i-

24
CONFIDENTIALITY 25
25
PARTIES 26
26
CONSTRUCTION AND INTERPRETATION OF THIS AGREEMENT 26
27
CONTRACT ADMINISTRATION 28
28
DISPUTE RESOLUTION PROCEDURE 29
29
LAW AND JURISDICTION 30

-ii-

THIS AGREEMENT is made on October 27, 2020

BETWEEN

(1)
Kyowa Kirin, Inc., a corporation organized and existing under the laws of Delaware, having its principal office at 135 Route 202/206, Suite 6 Bedminster, New Jersey 07921,

USA ("Kyowa Kirin"); and

(2)
ULTRAGENYX PHARMACEUTICAL INC. a company organised and existing under the laws of Delaware, USA with an address at 60 Leveroni Ct, Novato, CA, 94949, USA and its affiliates (collectively referred to herein as “UGNX”)

BACKGROUND

(A)
Kyowa Kirin’s parent company Kyowa Kirin Co., Ltd. (formerly Kyowa Hakko Kirin Co., Ltd. (KHK)) and UGNX entered into a Collaboration and License Agreement relating to the Product (as defined below) dated 29 August 2013, as amended, (the “Collaboration Agreement”) under which KHK and UGNX have been collaborating on the development and commercialisation of the Product.
(B)
KHK has licensed the right to develop, register and commercialise the Product in the Territory (as defined below) to UGNX.
(C)
Kyowa Kirin has initiated commercial supply of Product including in the United States and the European Union (EU).
(D)
UGNX wishes to make use of the Kyowa Kirin commercial supply capabilities for UGNX supply of Commercial Product in the Territory and Kyowa Kirin has agreed to this on the terms and conditions of this Agreement and in consideration of them.
(E)
Kyowa Kirin and UGNX entered into an Early Access Supply Agreement dated 12 March 2018 (as amended and restated 15 November 2018) (the “EAP Agreement”) for Early Access Programme supply of the Product in the Territory.

THE PARTIES THEREFORE AGREE AS FOLLOWS:

1
DEFINITIONS
1.1
In this Agreement, the following words and expressions have the following meanings:

Affiliate	a person or entity that directly or indirectly Controls, is Controlled by, or is under common Control with the person or entity specified;
Agreed Supply Price	(a) thirty-five percent (35%) of Net Sales for Product sold in the Territory prior to January 1, 2023 and (b) thirty percent (30%) of Net Sales for Product sold in the Territory thereafter;
Anti-Bribery Law	all Applicable Laws addressing public corruption or commercial bribery whether in the Territory or otherwise;

Applicable Laws	all national, supranational, foreign or local laws (including case law), legislation, statutes, statutory instruments, rules, regulations, edicts, by-laws or directions or guidance from government or
Associated Person Batch Documentation

governmental agencies including any rules, regulations, guidelines or other requirements of relevant regulatory authorities which have the force of law;

has the meaning set out in Clause 17.2(a);

The complete set of information, data and results applicable to one batch relating to the Manufacturing, control and release of the particular batch, including but not limited to the applicable

Bribery Offence

executed drug substance and drug product Batch records, laboratory control results and in-process control results, any applicable Deviation and investigation reports and the Certificate of Analysis, Certificate of Compliance, Change requests, which are required to comply with all applicable cGMP requirements;

has the meaning set out in Clause 17.1(a);

Business Day	any day which is not a Saturday, a Sunday or a bank or public holiday in the United States of America;
Chairman Collaboration Agreement	has the meaning set out in Clause 28.4; has the meaning set out in Background (A).
Commencement Date	November 02, 2020;
Commercially Reasonable Efforts

with respect to the development, manufacture or commercialisation of the Product, conducting such tasks using such efforts and resources that are typically used by a pharmaceutical company in conducting the same tasks on its own orphan or rare disease compounds or products with similar commercial and scientific potential at a similar stage in their lifecycle and in a similar therapeutic area, taking into consideration [***] and all other factors that are typically taken into consideration by pharmaceutical companies when determining the level of efforts and resources to apply to such tasks with respect to its own orphan or rare disease similar compounds or products (as described above). Commercially Reasonable Efforts shall be determined with respect to [***];

Confidential Information

the provisions of this Agreement and all information which is secret or otherwise not publicly available (in both cases either in its entirety or in part) including commercial, financial, marketing or technical information, know-how, trade secrets or business methods, or Data, in all cases whether disclosed orally or in writing before or after the date of this Agreement;

Control

that a person (i) possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person (whether through the ownership of voting shares or power, ability to appoint directors, by contract or otherwise) or

(ii) owns directly or indirectly, fifty percent (50%) or more of the voting securities or other ownership interest of the other Person. For purposes of this definition, “Person” means an individual, a corporation or a partnership. "Controls" and "Controlled" shall be interpreted accordingly;

Dispute	has the meaning set out in Clause 28.1;
Early Access Programme or EAP	a mechanism that enables patients with an unmet medical need to be provided with access to a medicine, prior to it being made commercially available in that country. Dependent upon national regulation, Early Access Programmes may encompass Early Access to Medicines Schemes (EAMS), Authorisation for

Temporary Utilisation (ATU), Compassionate Use Programmes

Fixed Forecast Period	(CUP) and Named Patient Programmes (NPP). has the meaning set out in Clause 6.7;
For-Cause Audit	an audit of manufacturing records of Kyowa Kirin or its subcontractors, and/or an inspection of Kyowa Kirin’s manufacturing facilities, following: (a) an unfavorable critical observation during an inspection of a Public Authority that is potentially material to the quality of the Product or (b) a major or repeated quality excursion that may result in a failed Product batch or Product recall.

Force Majeure

any event outside the reasonable control of either party affecting its ability to perform any of its obligations (other than payment) under this Agreement including act of God, fire, flood, lightning, war, revolution, act of terrorism, riot, epidemic/pandemic, or civil commotion;

Good Distribution Practice

a set of criteria to be satisfied for the proper distribution of medicinal products for human use. It regulates the division and movement of products from the premises of the manufacturer or another central point, to the end user thereof, or to an intermediate point by means of various transport methods and also includes requirements for the purchase, receiving, storage, and export of drugs;

Good Manufacturing Practices

the good manufacturing practices required by the United States Food and Drug Administration and as set forth in the laws and regulations in the United States with respect thereto, for the manufacture and testing of pharmaceutical materials, and comparable Applicable Laws and requirements of Regulatory Authorities applicable to the manufacture and testing of pharmaceutical materials in jurisdictions within the Territory, as they may be updated from time to time, including applicable rules and guidelines promulgated under the International Conference on Harmonization;

Government Official

any officer, employee, agent or representative of any Public Authority (including any medical care provider controlled or funded in whole or in part by any Public Authority) or any political party, political party official or candidate for political office;

Healthcare Provider

an individual physician or other medical professional, a healthcare institution, or an administrator or any other person affiliated with a healthcare institution who may have influence on the decision to purchase, prescribe or use a Product;

Health Registration Approval

any and all approvals, licences, registrations or authorisations necessary to import, store, commercially distribute, sell and market the Product in the Territory, including, where applicable,

(a) the MA, (b) pricing or reimbursement approval, and (c) labelling approval;

ICC	has the meaning set out in Clause 28.3;
Insolvency Event	where a party:

(a)
files for protection under bankruptcy or insolvency laws;
(b)
makes an assignment for the benefit of creditors;
(c)
appoints or suffers appointment of a receiver or an administrative receiver of, or an encumbrancer taking possession of or selling, the whole of or any part of the entity’s undertaking, assets, rights or revenue;
(d)
proposes a written agreement of composition or extension of its debts;
(e)
proposes or is a party to any dissolution or liquidation;
(f)
files a petition under any bankruptcy or insolvency act or has any such petition filed against that is not discharged within sixty (60) days of the filing thereof;
(g)
admits in writing its inability generally to meet its obligations as they fall due in the general course; or
(h)
suffers an event or is the subject of a proceeding in any jurisdiction to which it is subject that has an effect equivalent or similar to any of the events listed in points (a) to (g) above;

Intellectual Property Rights

any patent, copyright, trade mark, service mark or trade name, utility model, right in software, right in design, right in databases, image right, moral right, right in an invention, right relating to passing off, domain name, right in confidential information (including trade secrets) or right of privacy, and all similar or equivalent rights in each case whether registered or not and including all applications (or rights to apply) for, or renewal or extension of, such rights which exist now or which will exist in the future in the Territory and all other countries in the world;

Inventory Acceptance Requirements

the following standard inventory acceptance requirements:

(a)
minimum shelf life as set out in Clause 6.4;
(b)
compliance with the Quality Agreement;
(c)
compliance with the Product specifications contained in the relevant MA; and
(d)
compliance with Good Manufacturing Practices;

KHK	Kyowa Kirin Co., Ltd. (formerly Kyowa Hakko Kirin Co., Ltd);
Losses	has the meaning set out in Clause 20.1;
MA	a Marketing Authorization to sell a pharmaceutical product in any country in the Territory;
Minimum Order Quantity	has the meaning set out in Clause 6.16;
Minimum Supply Price	[***] US Dollars ($[***) per vial of Product.
Net Sales	has the meaning set out in Schedule 1 (Price and Payment);
Out of Condition	Kyowa Kirin Product that is not in compliance with Applicable Laws, Good Distribution Practices, Good Manufacturing Practices or instructions from Kyowa Kirin;
Personnel	the employees of or persons otherwise engaged by UGNX for the purpose of fulfilling this Agreement;
Product	KHK’s recombinant human IgG1 monoclonal antibody product targeting FGF23 identified as KRN23 (burosumab solution for injection bulk naked vials in 10mg, 20mg and 30mg presentations);
Profit Share Territory	has the meaning ascribed to it in the Collaboration Agreement;
Public Authority	any national, subnational or local government or any subdivision, authority or agency thereof;
Purchase Order Lead Time	has the meaning set out in Clause 6.14;
Quarter

one of the three month periods ending upon 31st March, 30th June, 30th September and 31st December in each Year during the term of this Agreement, [***] until the date on which this Agreement expires or is terminated;

[***] Report	has the meaning set out in Schedule 1 (Price and Payment);
Rules	has the meaning set out in Clause 28.3;
Quality Agreement	the agreement to be entered into between Kyowa Kirin and UGNX, defining the roles and responsibilities for each party in relation to the quality and manufacture of the Product in the Territory;
Term	the term of this Agreement as set out in Clause 2.1;
Termination	the termination or expiration of all or part of this Agreement;
Termination Date	the date on which Termination takes effect;
Territory

On a country-by-country basis, upon Health Registration Approval following which such country ceases to be part of the territory under the EAP Agreement, Argentina, Brazil, Chile, Colombia, Mexico, Peru, Ecuador, Costa Rica, Guatemala, El Salvador, Honduras, Belize and Panama;

The Kyowa Kirin Indemnified Party	has the meaning set out in Clause 20.1;
The UGNX Indemnified Party	has the meaning set out in Clause 20.2;
Tribunal	has the meaning set out in Clause 28.4;
Withholding Tax	has the meaning set out in Clause 10.6;
Year

a period of twelve (12) months commencing on the Commencement Date and on each successive anniversary of the Commencement Date and ending on the day before each successive anniversary of the Commencement Date;

1.2
Drafting Conventions
(a)
The headings in this Agreement are inserted for convenience only and shall not affect the interpretation or construction of this Agreement.
(b)
Words expressed in the singular shall include the plural and vice versa. Words referring to a particular gender include every gender. References to a person include an individual, company, body corporate, corporation, unincorporated association, firm, partnership or other legal entity.
(c)
The words "other", "including" and "in particular" shall not limit the generality of any preceding words or be construed as being limited to the same class as any preceding words where a wider construction is possible.
(d)
References to any statute or statutory provision shall include (i) any subordinate legislation made under it, (ii) any provision which it has modified or re-enacted (whether with or without modification), and (iii) any provision which subsequently supersedes it or re-enacts it (whether with or without modification) whether made before or after the date of this Agreement.
(e)
All references in this Agreement to Clauses, and Schedules are to the clauses, and schedules to this Agreement unless otherwise stated.
2
DURATION
2.1
This Agreement shall come into force on the Commencement Date and shall, subject to the provisions for earlier termination set out in this Agreement, continue in force throughout the term of the Collaboration Agreement, and thereafter this Agreement shall be automatically extended for consecutive [***] periods unless either party gives [***] written notice of termination to terminate at the date of expiration of the Collaboration Agreement or at the end of any subsequent renewal period (the "Term"), or unless both parties mutually agree to a termination date in writing.
3
APPOINTMENT
3.1
UGNX hereby appoints Kyowa Kirin and Kyowa Kirin hereby accepts the appointment as UGNX’s exclusive supplier of the Product for commercialisation in the Territory subject to and in accordance with the provisions of this Agreement.
4
EXCLUSIVITY
4.1
Throughout the Term of this Agreement:
(a)
Kyowa Kirin shall exclusively supply UGNX with the Product in the Territory. This means that Kyowa Kirin shall not be entitled to appoint other distributors in the Territory, actively sell or distribute, nor permit the distribution of the Product directly to customers in the Territory; and
(b)
UGNX shall exclusively purchase its supplies of the Product in the Territory from Kyowa Kirin. This means UGNX shall not purchase supplies of the Product from any other party for resale to customers in the Territory.
5
APPROVALS, AUTHORISATIONS, PRICING AND REIMBURSEMENT
5.1
Following grant of an MA for the Product in each country in the Territory, UGNX (or its designee) shall maintain the MA, including carrying out, in a timely manner, [***] expense, any necessary regulatory variation required following notification by Kyowa Kirin of any change to the Product specification, which change Kyowa Kirin shall notify to UGNX as soon as reasonably practicable. Kyowa Kirin shall provide to UGNX all necessary documentation, expertise and know-how for the maintenance of the MAs, including without limitation, any necessary regulatory variation, as further set forth in the Quality Agreement and/or as reasonably requested by UGNX.
5.2
During the Term of this Agreement UGNX shall be solely responsible for any necessary negotiation of pricing and reimbursement for the Product in the Territory.
5.3
During the Term of this Agreement UGNX shall have sole responsibility for seeking, obtaining and maintaining all licenses, registrations, permits and Health Registration Approvals, and for market access, distribution, medical affairs, and pharmacovigilance for the Product (subject to the pharmacovigilance agreement between the parties in respect of the Product in the Territory).
5.4
In the event of changes to facilities, equipment, processes, specifications, quality control and sourcing of material, sampling and test methods and quality assurance release process, both parties shall use their [***] to minimize obsolescence and interruption of supply. The change-initiating party shall notify the other party as soon as practicable of the planned change. UGNX is responsible to approve and determine the regulatory impact of such change in the Territory. Kyowa Kirin shall provide to UGNX an inventory reconciliation of such materials with [***] of notification by either party of the planned change. The parties shall mutually agree upon an implementation schedule for the planned change and means to minimize obsolescence and interruption of supply. The party initiating the changes shall be responsible [***] associated with the resulting obsolescence.
6
SUPPLY OF PRODUCTS

Product Overview

6.1
During the Term of this Agreement, Kyowa Kirin shall supply Product as naked, unlabelled product. Product will be supplied to UGNX from the bulk drug Product supply maintained at Kyowa Kirin’s packaging facility or its approved third party packaging facility as outlined in section 7.2. Kyowa Kirin agrees to maintain in inventory of sufficient Product, as mutually agreed through the joint sales and operations planning process.
6.2
Kyowa Kirin will manufacture and test the drug substance and drug product at manufacturing sites as approved in the Territory’s Marketing Authorization. UGNX will have reasonable access to audit and oversee the drug substance and drug product manufacturing sites to support their compliance with UGNX MAs. Oversight rights and requirements will be subject to the Collaboration Agreement and the Quality Agreement.
6.3
Kyowa Kirin warrants that the Product supplied under this Agreement will, on the date of delivery and throughout the Product shelf-life, meet the Inventory Acceptance Requirements, Specification, and be manufactured in accordance with all Applicable Laws, provided that the Product has been stored and handled by Kyowa Kirin and

UGNX in accordance with Good Distribution Practice, relevant Product dossiers, and the Quality Agreement.

6.4
Product provided to UGNX shall have no less than [***] of remaining shelf life at the date of delivery to UGNX. Kyowa Kirin will [***] to maximize available shelf-life for UGNX upon delivery. Accommodation to accept material with [***], shall be worked on by both parties in good faith to optimize the total drug product inventory and reduce product expiry.
6.5
Subject to the terms of this Agreement and the requirements of Applicable Laws, Kyowa Kirin will retain all rights and responsibility to conduct at its cost all necessary development activities related to the manufacture and supply of the Product, including process development, manufacturing scale-up, development-stage and commercial- stage manufacturing, quality assurance/quality control procedure development, and compilation and reporting of CMC (Chemistry, Manufacturing Controls) information.

Rolling Forecasts

6.6
Upon Commencement Date or filing for product approval with the Health Authority in each country of the Territory, whichever occurs first, UGNX shall submit [***] forecasts. [***] during the Term of this Agreement, UGNX shall submit to Kyowa Kirin, within [***] after the [***] of each [***], written or electronic forecasts of the quantities on a rolling basis of the Product that it desires or expects to order from Kyowa Kirin during [***] period. Forecasts shall be [***] in the subsequent [***] period.

Firm Commitment and Estimates

6.7
The first [***] ("Fixed Forecast Period") covered by each forecast shall constitute a binding commitment by UGNX to purchase the quantities of Product covered by such forecast.
6.8
With respect to [***] of the forecast, quantities shall constitute a non-binding forecast of UGNX orders, presented solely for the purposes of [***].
6.9
Within [***] of start of Fixed Forecast Period, Kyowa Kirin shall confirm to UGNX the Product Batch information including lot number to allow UGNX to commence Batch Documentation review. Kyowa Kirin shall make available to UGNX all Batch Documentation necessary to support UGNX confirmation that the Product complies with the Inventory Acceptance Requirements. UGNX shall confirm to Kyowa Kirin suitability of the lot for the Territory or intended market within the Territory [***] of receipt of all Batch Documentation necessary to confirm conformance with Inventory Acceptance Criteria. In the event the lot is not deemed acceptable for the Territory, Kyowa Kirin shall [***].
6.10
After UGNX provides confirmation that the lot has met Inventory Acceptance Requirements, the Product shall remain [***] until delivery occurs in accordance with Clause 7.
6.11
UGNX shall from time to time submit a purchase order in a written form approved by Kyowa Kirin for the supply of Product in accordance with the forecast quantities in the Fixed Forecast Period described in Clause 6.7 above. UGNX shall place purchase orders [***]. The purchase order shall [***].
6.12
Printed or written purchase orders, order acknowledgements or invoices shall not modify or expand either party's obligations under this Agreement. In the event of any inconsistency between the terms of any purchase order, order acknowledgement or invoice, and the terms of this Agreement, the terms of this Agreement shall prevail.

Acceptance of Purchase Orders

6.13
Kyowa Kirin shall confirm receipt of a purchase order within [***] of receipt. Acceptance or rejection of a purchase order shall be made in writing, including by email, within [***] of receipt, with such acceptance of the order to include [***]; provided, however, in the event Kyowa Kirin does not [***], the applicable purchase order shall be deemed accepted. Kyowa Kirin may only reject a purchase order if that order:
(a)
[***];
(b)
[***];
(c)
[***];
(d)
[***]; or
(e)
[***]
6.14
The purchase order lead time for the supply of the Product to UGNX shall be [***] (the “Purchase Order Lead Time”).To the extent that any order provides for a due date that is less than the Purchase Order Lead Time, Kyowa Kirin shall be entitled to require that the due date be postponed in line with the Purchase Order Lead Time.
6.15
If Kyowa Kirin is unable to meet the requested due date or quantity of a purchase order, Kyowa Kirin shall notify UGNX within [***]. Kyowa Kirin will [***] to minimize the delay. To the extent the available supply of, or capacity to manufacture the Product is less than the requirements of UGNX and its Affiliates hereunder together with the requirements of Kyowa Kirin and its Affiliates and their licensees, Kyowa Kirin shall allocate the available Product [***]. In the event of any shortage in availability of supply of, or capacity to manufacture Product as contemplated by this Clause, the parties will [***]. Notwithstanding the foregoing, at the request of UGNX, if UGNX has met its obligations for Fixed Forecasts in Sections 6.7 –6.10 above, [***] as a result of

[***]. If UGNX has not met its obligations for Fixed Forecasts then [***]. Kyowa Kirin agrees to maintain in inventory sufficient bulk drug substance for the Product, in line with the Product supply chain strategy as mutually agreed through the joint sales and operations planning process, based on UGNX’s most recent forecast for the Territory.

Minimum Order Quantity and Deviation from Minimum Order Quantity

6.16
UGNX shall place orders for the Product based on a minimum order quantity of [***] (“Minimum Order Quantity”). Orders for the Product of quantities exceeding the Minimum Order Quantity shall be placed by UGNX in increments of the Minimum Order Quantity.

In the event that UGNX desires to purchase a quantity of Product which is less than the Minimum Order Quantity, then [***]. The parties shall work to achieve an order quantity and delivery methodology that is appropriate for both parties.

Regular Business Reviews

6.17
The parties shall nominate representatives who meet, either in person or by telephone or by video conference, as applicable, on a regular, at least [***], basis as necessary [***] to review manufacturing, forecasting, logistical and quality assurance aspects to resolve any pending issues in relation to such aspects. These regular business reviews may be part of the standing sales and operations planning (S&OP) meeting or the regular business reviews may be separate meetings.
7
DELIVERY AND ACCEPTANCE OF PRODUCT
7.1
Any dates specified by Kyowa Kirin for delivery of the Product are intended to [***] to ensure that delivery shall be within the Purchase Order Lead Time. If no dates are so specified, Kyowa Kirin shall [***] to ensure that delivery will be within the Purchase Order Lead Time.
7.2
Product will be delivered to UGNX by Kyowa Kirin [***] to regional packaging facility located in [***] or other such packaging facility as approved in advance by UGNX. Product shall be made available to UGNX from Kyowa Kirin approved inventory from a regional packaging facility, having already been transported from the point of manufacture to a regional packaging facility using Kyowa Kirin qualified shipping lanes.
7.3
All Product supplied by Kyowa Kirin shall be examined and checked upon transfer or delivery to UGNX (or its designee at the regional packaging site) in order to ascertain that the Product complies with the lot release information, quantity, and Inventory Acceptance Requirements.
7.4
Unless Kyowa Kirin is notified in writing within [***] after the date of delivery, of (i) any non-compliance with the lot release information, quantity, or

Inventory Acceptance Requirements which can be reasonably detected through visual inspection of the Product or (ii) any alleged shortages in the quantity of delivered Product, [***]. In the event that UGNX determines [***] after the date of delivery, that the Product did not materially conform with the specifications on the date of delivery or otherwise comply with the product warranty in Clause 6.3 or the requirements of the purchase order (such as matching the quantities ordered), UGNX shall provide notice to Kyowa Kirin thereof, and, if requested by Kyowa Kirin, ship or provide a sample portion of the affected Product to Kyowa Kirin or its designated contract manufacturing organization (CMO), freight prepaid and properly insured, along with a reasonably detailed statement of the claimed non-conformity and copy of Kyowa Kirin’s invoice therefor. UGNX shall retain the balance of the Product that is subject to review subject to resolution of the rejection and further disposition in accordance with this Clause 7.

7.5
For quality defects which are not reasonably detectable through visual inspection, UGNX shall notify Kyowa Kirin thereof by written notice within [***] after becoming aware thereof. In case of non-compliance with the Inventory Acceptance Requirements and UGNX notifies Kyowa Kirin of such non-compliance in accordance with this Clause 7.5, Kyowa Kirin shall, at Kyowa Kirin’s option, either replace such Product [***] or refund [***] as soon as reasonably feasible.
7.6
In the event that Kyowa Kirin agrees that the returned Products were non-conforming (or such non-conformance is confirmed under Clause 7.7 below), Kyowa Kirin shall replace all of such non-conforming units of Product, [***], and Kyowa Kirin shall as soon as practicable deliver to UGNX, freight prepaid, all replacement units of the Product, [***]. UGNX shall return all non-conforming Product to Kyowa Kirin per instructions provided [***].
7.7
In the event that Kyowa Kirin disagrees with UGNX’s rejection because the Product is in fact conforming, the parties shall cooperate to have both UGNX’s returned samples and Kyowa Kirin’s retained samples from the same production batch of the Product in dispute analyzed by a mutually acceptable independent testing laboratory of recognized reputation in the pharmaceutical industry, using the analytical methods, tests and criteria for conformance set forth in the specifications. If Kyowa Kirin is unable to deliver the Product on time because UGNX has not provided appropriate instructions, documents, licences or authorisations, then the Product will be deemed to have been delivered, [***] and Kyowa Kirin may store the Product, in conditions which adequately protect and preserve the Product, until actual date of delivery, [***].
7.8
The up-front out-of-pocket external costs associated with the return in 7.7 shall be [***] by the parties, unless and until an alternative determination is made as provided below. The results of such laboratory testing shall be conclusive and binding on the parties on the issue of compliance of such units of Product with the specifications on the date of delivery. If such independent testing laboratory determines that UGNX’s returned samples of such Product conform to the specifications and other Product warranties hereunder, then (i) the applicable Product shall be deemed to have been improperly rejected by UGNX, and (ii) [***]. If such independent testing laboratory determines that UGNX’s returned samples of such Product did not conform to the specifications and other Product warranties hereunder and that such returned samples conform to the samples for such batch retained by Kyowa Kirin, then [***], and Kyowa Kirin shall promptly supply to UGNX conforming Product in accordance with Clause 7.6.

7.9
UGNX will provide, [***], at the place of delivery or transfer, adequate and appropriate equipment and manual labor for acceptance and receipt of the Product.
7.10
In the event that the quantities of the Product delivered to UGNX (in one or more shipments) do not match the quantity ordered in any material respect, Kyowa Kirin shall promptly ship (such shipping at [***]) the additional Product required to make up such shortfall; or if the amount shipped exceeds the amount ordered by a material amount, UGNX shall accept only the amount ordered, in which case upon Kyowa Kirin’s request and at [***], such additional quantities shall be returned to Kyowa Kirin or stored by UGNX [***].
8
RISK AND TITLE
8.1
Title and risk of loss to Products shall pass to UGNX upon transfer or delivery to UGNX or its designee.
9
PRODUCT SAFETY, RETURN AND RECALL
9.1
Prior to the first supply of the Product, the parties shall agree and execute:
(a)
the Quality Agreement; and
(b)
a form of pharmacovigilance agreement.
9.2
Each party shall comply at all times with the written instructions and all written guidelines issued from time to time attached to the Product concerning their storage, application and use (including as set out in the Quality Agreement) and each party shall refer its Personnel and customers to such instructions, guidelines and the Quality Agreement.
9.3
Each party shall keep the other properly informed of all customer complaints concerning the Product and shall comply with any reasonable directions of the other party in any issues, proceedings or negotiations relating to such complaint, subject to compliance with Applicable Laws.
9.4
If any used Product is returned to UGNX for any reason other than Product quality claims, UGNX shall promptly notify Kyowa Kirin and if requested shall ship such Product to Kyowa Kirin [***] of the return, unless Applicable Law prohibits such shipment. Kyowa Kirin shall [***].
9.5
If Kyowa Kirin notifies UGNX in writing of any defect in the Product previously delivered by Kyowa Kirin or any error or omission in the instructions for the use of the Product which exposes or may expose consumers to any risk of death, injury or damage to property, UGNX shall [***] under this section.
9.6
UGNX is responsible for determination of need for recall, withdrawal, or field corrections in the Territory. UGNX and Kyowa Kirin shall [***] notify each other of any recall or potential recall of the Product. Without prejudice to the terms of the Quality Agreement, Kyowa Kirin may, at its discretion [***], determine a need to recall Product sold or allocated to UGNX. Kyowa Kirin shall [***] for any such recalled Product and/or resupply conforming Product to UGNX [***].
10
PRICE AND PAYMENT
10.1
UGNX shall pay to Kyowa Kirin the applicable payments in relation to the supply of the Product in accordance with the provisions of Schedule 1.

10.2
All sums payable under this Agreement are [***] of VAT or any other applicable tax or duty that must be paid in addition at the rate and in the manner prevailing at the relevant tax point.
10.3
All amounts to be paid by the parties under this Agreement shall be in US Dollars and payment shall be in US Dollars by electronic transfer to the bank accounts as notified by the parties from time to time with any applicable charges on such payments being at the recipient’s expense.
10.4
Without prejudice to Clause 10.5, if any undisputed sum due from UGNX to Kyowa Kirin under the Agreement is not paid on or before the due date for payment and not cured within [***] following UGNX’s receipt of written notice thereof, then without prejudice to Kyowa Kirin's other rights under this Agreement, Kyowa Kirin shall be entitled to:
(a)
[***];
(b)
[***]; and
(c)
[***].
10.5
If any sum payable under this Agreement is not paid when due such non-payment is and not cured within [***] following the defaulting party’s receipt of written notice thereof then, without prejudice to the non-defaulting party's other rights under this Agreement, it shall be entitled to charge interest on the overdue amount from the due date until payment is made in full both before and after any judgment, [***].
10.6
A party receiving a payment pursuant to this Agreement shall [***] taxes levied on such payment. If a party making payment is required under Applicable Laws to pay any withholding tax, charge, or levy (“Withholding Tax”) in respect of any payments due under the Agreement, the remitting party shall:
(a)
[***] from the payment;
(b)
make [***] to the proper governmental authority for the account of the other party; and
(c)
provide the other party with [***].

To the extent that amounts [***].

10.7
The parties acknowledge and agree that (a) KHK is responsible for all third party royalties under the Collaboration Agreement and (b) UGNX shall have no obligation to pay royalties to any third party under this Agreement.
11
KYOWA KIRIN'S UNDERTAKINGS
11.1
Kyowa Kirin agrees that at all times during the Term of this Agreement it shall:
(a)
promptly inform UGNX of any changes in the specifications of the Product (which may not occur without UGNX’s prior approval, not to be unreasonably withheld) or of the discontinuation of production of any of the Product, whenever reasonably possible;
(b)
shall supply the Product to UGNX for sale in the Territory in accordance with UGNX's forecast requirements, this Agreement and the Quality Agreement; and
(c)
comply with all Applicable Laws.
12
UGNX OBLIGATIONS
12.1
UGNX shall during the Term of this Agreement:
(a)
use [***] to hold stocks of Product sufficient to meet reasonably anticipated demand for the Product from the customers in the Territory;
(b)
at [***] (except as otherwise expressly set forth in this Agreement) ensure that any registration, translation, labelling or warning or notification requirements concerning this Agreement or the Product are in accordance with all Applicable Laws and UGNX shall promptly provide full details of all actions taken in this respect to Kyowa Kirin;
(c)
employ sufficient and suitable Personnel to perform its obligations under this and the Quality Agreement and ensure that all such Personnel are appropriately trained to perform such obligations;
(d)
if Product in the possession of, under the control of or sold by UGNX is or becomes Out of Condition UGNX shall, if required by Kyowa Kirin, give all reasonable assistance to Kyowa Kirin in locating and recovering the Out of Condition Product and preventing its sale to third parties;
(e)
comply with all Applicable Laws and manage all contacts with regulatory authorities and Healthcare Providers in the Territory, including all registrations for the lawful sale of the Product;
(f)
be responsible for seeking, obtaining and maintaining all licenses, registrations, permits and Health Registration Approvals required to be obtained by UGNX to enable UGNX to act as distributor and importer of the Product in the Territory pursuant to this Agreement;
(g)
be responsible for all customs, duties and other governmental charges relating to the importation of the Product in the Territory;
(h)
be responsible for all quality control release testing, retention of samples, lot release, labelling and packaging of the Product for commercial distribution in the Territory, all in full compliance with the Applicable Laws; and
(i)
for a period of [***], or longer if required by Applicable Laws, store and make available to Kyowa Kirin the following information:

(i)
[***]; and
(ii)
[***].
13
COMPLIANCE WITH LAWS AND REGULATIONS
13.1
UGNX shall [***] to give Kyowa Kirin [***] of any prospective changes in any Applicable Laws in the Territory of which UGNX is aware and which, to the knowledge of UGNX may affect the manufacturing Kyowa Kirin’s manufacturing responsibility requirements of the Product as sold into the Territory.
13.2
On receipt of notification from UGNX under Clause 13.1, Kyowa Kirin shall [***] to ensure that the Product complies with any change in the Applicable Laws by the date of implementation of that change or as soon as is reasonably possible afterwards.
14
RECORD KEEPING AND COOPERATION WITH INSPECTION
14.1
UGNX shall maintain complete and accurate records concerning:
(a)
all of its purchases and sales of the commercial product derived from the naked unlabelled vials of Product;
(b)
records related to its quality and regulatory obligations under this Agreement. UGNX shall maintain quality and regulatory records in an orderly fashion for a period of [***] counting from the date of each purchase or sale. UGNX shall, at Kyowa Kirin’s request made upon reasonable notice (such notice to be presumed reasonable if made at least [***] in advance [***]) during normal business hours, in such a way as not to disrupt normal business, and [***], provide Kyowa Kirin (or its designated representative) with [***] access to all records required by this Clause 14.1 at UGNX’s place of business or at such other location mutually agreed upon by the parties, and shall fully cooperate in allowing Kyowa Kirin (or its designated representative) to inspect such records as requested, under confidentiality obligations. To enable Kyowa Kirin to conduct such inspection in a non-invasive manner, UGNX shall [***].

UGNX shall notify Kyowa Kirin of filing for regulatory approval in a country in the Territory within [***] of submission of filing, such that Kyowa Kirin can prepare for any related inspection by a health authority or other regulatory body.

14.2
Kyowa Kirin shall advise UGNX promptly, but in no event later than [***] after Kyowa Kirin’s receipt of notice thereof, of any planned regulatory authority visit to the portion of the facilities of Kyowa Kirin or its Affiliates or CMO where Product is manufactured, stored or handled or any material written inquiries by a regulatory authority concerning such facilities, the procedures of Kyowa Kirin or its Affiliates or CMO for the manufacture, storage or handling of Product. If the regulatory authority makes an unannounced or unplanned visit, or if Kyowa Kirin does not have at least [***’] notice of the visit, Kyowa Kirin shall inform UGNX of the visit within [***] after Kyowa Kirin obtains actual knowledge of the visit. Kyowa Kirin shall inform UGNX as soon as practicable regarding the purpose and result of such visit or inquiry, and shall provide to UGNX [***], to the regulatory authority or issued by or provided by the regulatory authority to Kyowa Kirin or its Affiliates or CMO, as the case may be, in connection with such visit or inquiry.
15
REPORTING PROCEDURE
15.1
UGNX shall promptly (or as otherwise set forth herein) notify Kyowa Kirin of:
(a)
on a [***] basis, all material enquiries concerning the Product or orders for the Product that it receives and respond as instructed by Kyowa Kirin;
(b)
any material non-compliance observations or complaints made by customers in respect of the Product , and, insofar as the compliant relates to the Product itself, shall not, [***]; and
(c)
any actual, threatened or suspected infringement by the Product of any Intellectual Property Rights belonging to any third party or any actual, threatened or suspected infringement by any third party of the Intellectual Property in the Product which comes to UGNX's notice from time to time and [***] to safeguard the property rights and interests of Kyowa Kirin and [***].
15.2
Both parties understand and agree to comply with all applicable domestic and foreign financial transparency/disclosure laws and other associated rules and regulations. Each party shall manage its own records and independently report to the appropriate governmental agency(s).
16
DATA PROTECTION
16.1
Sensitive personal data and processing shall be managed according to the Applicable Laws in each of the Territory.
17
ANTI BRIBERY
17.1
Each party warrants and represents to the other party that it:
(a)
has not committed an offence under any Anti-Bribery Law (a "Bribery Offence");
(b)
has not been formally notified that it is subject to an investigation relating to alleged Bribery Offences or prosecution or enforcement action under any Anti- Bribery Law;
(c)
is not aware of any circumstances that could give rise to an investigation relating to an alleged Bribery Offence or prosecution or enforcement action under any Anti-Bribery Law.
17.2
Each party agrees that it:

(a)
has in place, and shall maintain until termination of this Agreement, adequate documented procedures designed to prevent persons associated with such party (including an employee, sub-contractor or agent or other third party working on behalf of such party or any Affiliate) (an "Associated Person") from committing a Bribery Offence; and
(b)
shall comply with any applicable Anti-Bribery Law and shall not, and shall procure that no Associated Person shall, commit any Bribery Offence or any act which would constitute a Bribery Offence; and
(c)
comply with all compliance requirements and related operating procedures, direction and guidance for interaction with Healthcare Providers or Government Officials;
(d)
shall not do or permit anything to be done which would cause the other party or any of the other party’s employees, sub-contractors or agents to commit a Bribery Offence or incur any liability in relation to an act of bribery; and
(e)
shall not, directly or indirectly, make offer, promise, or authorise the payment or giving of any money or thing of value to any third party (which includes a Government Official or any Healthcare Provider or other person) for the purpose of obtaining any improper business advantage. Such purpose shall be deemed to exist if a payment or gift is made, offered, promised or authorized with the intent to or with the knowledge that it is likely to:
(i)
corruptly affect or influence any act or decision of a third party, including a decision to fail to perform his or her lawful duty; or
(ii)
induce a third party to corruptly affect or influence any act or decision of any Public Authority or customer in order to assist Kyowa Kirin or UGNX in connection with the use or sale of the Product; and
(f)
shall notify the other party, to the extent legally practicable and permissible, immediately in writing if it becomes aware or has reason to believe that it has, or any of its Associated Persons have, breached or potentially breached any of the party’s obligations under this Clause 17. Such notice to set out full details, to the extent legally practicable and permissible under Applicable Laws and

Confidentiality obligations, of the circumstances concerning the breach or potential breach of such party’s obligations.

17.3
Each party acknowledges that no employee of the other party or any of its Affiliates has any authority to give any direction, written or oral, in contravention of the foregoing in connection with the making of any payment or commitment by the party to any third party.
17.4
Each party acknowledges that the failure of itself, its employees, agents, sub- distributors or other representatives to comply strictly with this Clause 17 shall be considered, if proven that a breach of this Clause 17 was actually committed, a material breach of this Agreement and the other party shall be entitled to terminate the Agreement in accordance with Clause 22.1. In addition, such failure may subject the other party and its Affiliates, employees, agents and other representatives to substantial fines, penalties, damages, expenses, the imposition of additional taxes or the loss of tax deductions.
18
FORCE MAJEURE
18.1
A party will not be in breach of this Agreement nor liable for any failure or delay in performance of any obligations under this Agreement (and the date for performance of the obligations affected will be extended accordingly) as a result of Force Majeure, provided that such party complies with the obligations set out in this Clause 18 (Force Majeure). Save as provided in Clause 18.4, a Force Majeure will not entitle either party to terminate this Agreement.
18.2
The party affected by Force Majeure shall immediately notify the other in writing of the matters constituting the Force Majeure and shall keep that party fully informed of their continuance and of any relevant change of circumstances whilst such Force Majeure continues.
18.3
The party affected by Force Majeure shall take all reasonable steps available to it to minimise its effects on the performance of its obligations under this Agreement.
18.4
If Force Majeure continues for longer than [***] either party may, whilst the Force Majeure continues, immediately terminate this Agreement by notice in writing to the other.
19
LIABILITY
19.1
Nothing in this Agreement excludes or limits either party's liability for:
(a)
[***];
(b)
[***]; or
(c)
any liability that cannot legally be excluded or limited.
19.2
Subject to Clause 19.1, each party is not liable, whether in contract, tort (including negligence or breach of statutory duty), misrepresentation or otherwise in connection with this Agreement for any:
(a)
[***];
(b)
[***];
(c)
[***]; or
(d)
[***];

in each case whether direct or indirect, or for any indirect, special or consequential loss or damage, howsoever arising.

20
INDEMNITY
20.1
Indemnification by UGNX: UGNX shall indemnify, defend and hold harmless Kyowa Kirin, its Affiliates, and its and their respective, directors, officers and employees (collectively “the Kyowa Kirin Indemnified Party”) against any and all claims, liabilities, losses, damages, costs or expenses, including reasonable attorneys’ fees, arising out of any claim or action brought by a third party (collectively, “Losses”) incurred or suffered by the Kyowa Kirin Indemnified Party to the extent arising out of or caused by:
(a)
the negligence, recklessness or intentional misconduct of UGNX or its Affiliates in connection with the importation, storage, sale, offer for sale and distribution of the Product in the Territory; or
(b)
the breach by UGNX of one or more of its representations, warranties or other material obligations under this Agreement,

except to the extent such Losses result from or arise out of (i) the inaccuracy of any representation of warranty of Kyowa Kirin set forth in this Agreement; (ii) the breach of any warranty or covenant contained in this Agreement by Kyowa Kirin; or (iii) the negligence, recklessness or intentional misconduct of Kyowa Kirin.

20.2
Indemnification by Kyowa Kirin: Kyowa Kirin shall indemnify, defend and hold harmless UGNX, its Affiliates, and its and their respective, directors, officers and, employees (collectively “the UGNX Indemnified Party”) against any and all Losses (as defined above) incurred or suffered by the UGNX Indemnified Party to the extent arising out of or caused by:
(a)
the negligence, recklessness or intentional misconduct of Kyowa Kirin or its Affiliates in connection with the manufacturing, quality control, release and supply of the Product;
(b)
a deficiency in the Product, provided that this shall not extend to any Loss arising out of or related to (i) [***], or (ii) [***];
(c)
the breach by Kyowa Kirin of one or more of its representations, warranties or other material obligations under this Agreement; or
(d)
any infringement claim made, brought or threatened against UGNX as a result of an alleged or actual infringement of a third party’s Intellectual Property Right, to the extent such infringement claim (and related Losses) arises out of UGNX’s importation, storage, sale, offer for sale, distribution, marketing, use, or promotion of the Product in the Territory in accordance with the MA, except to the extent such Losses result from or arise out of (i) the inaccuracy of any representation of warranty of UGNX set forth in this Agreement; (ii) the breach of any warranty or covenant contained in this Agreement by UGNX; or (iii) the negligence, recklessness or intentional misconduct of UGNX.

20.3
Notification of Liabilities/Losses: In the event that either party intends to seek indemnification for any claim under any of Clauses 20.1 or 20.2, it shall inform the other party of the claim promptly after receiving notice of the claim.
20.4
In the case of a claim for which Kyowa Kirin seeks indemnification under Clause 20.1, upon UGNX’s request, Kyowa Kirin shall permit UGNX to direct and control the defence of any claim and shall provide such reasonable assistance as is reasonably requested by UGNX (at UGNX’s cost) in the defence of the claim; provided that nothing in this Clause 20.4 shall permit UGNX to make any admission on behalf of Kyowa Kirin, or to settle any claim or litigation which would impose any financial obligations on Kyowa Kirin without the prior written consent of Kyowa Kirin, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, Kyowa Kirin may participate at its own expense in the defense and any settlement discussions.
20.5
In the case of a claim for which UGNX seeks indemnification under Clause 20.2, upon Kyowa Kirin’s request, UGNX shall permit Kyowa Kirin to direct and control the defence of the claim and shall provide such reasonable assistance as is reasonably requested by Kyowa Kirin (at Kyowa Kirin’s cost) in the defence of the claim, provided always that nothing in this Clause 20.5 shall permit Kyowa Kirin to make any admission on behalf of UGNX, or to settle any claim or litigation which would impose any financial obligations on UGNX without the prior written consent of UGNX, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, UGNX may participate at its own expense in the defense and any settlement discussions.
20.6
Neither party limits or excluded its liability for fraudulent misrepresentation nor for death or personal injury arising from its negligence.
20.7
Exclusive Remedy: Each party agrees that its sole and exclusive remedy with respect to any Losses shall be pursuant to the indemnification provision of this Clause 20. For clarity, no remedies with respect to claims or losses other than Losses shall be limited by this Clause 20.7.
21
INSURANCE
21.1
UGNX and Kyowa Kirin shall maintain sufficient insurances with reputable providers to cover any and all liabilities arising out of or in connection with this Agreement, including [***].
22
TERMINATION
22.1
If the Collaboration Agreement is terminated, either party may immediately terminate this Agreement without payment of compensation of other damages caused to the other party solely by such termination by giving notice in writing to the other party. Notwithstanding any other provision, all amounts payable to Kyowa Kirin under the Agreement shall remain due upon termination of this Agreement for whatever reason pursuant to the payment terms set forth herein.
22.2
It is expressly agreed that, to the maximum extent permitted by the laws within the Territory, termination of this Agreement (in accordance with the terms of this Agreement) at any time and for whatever reason shall not entitle [***] in accordance with or in relation to this Agreement.
23
CONSEQUENCES OF TERMINATION
23.1
The Termination of this Agreement will be without prejudice to the rights and remedies of either party that may have accrued up to the date of termination.
23.2
On Termination of this Agreement for any reason whatsoever:
(a)
subject to Clause 23.1, the relationship of the parties will cease and any rights or licences granted under or pursuant to this Agreement will cease to have effect save as (and to the extent) expressly provided for in this Clause 23;
(b)
any provision which expressly or by implication is intended to come into or remain in force on or after termination will continue in full force and effect;
(c)
subject to Clause 23.2(d) each of the parties shall immediately return to the other party (or, if the other party so requests by notice in writing, destroy) all of the other party's property in its possession at the date of termination, including all of its Confidential Information, together with all copies of such Confidential Information and shall certify that it has done so, and shall make no further use of such Confidential Information; and
(d)
if a party is required by any Applicable Laws, regulation or government or regulatory body to retain any documents or materials which it would otherwise be required to return or destroy by Clause 23.2(c), it shall notify the other party in writing of such retention, giving details of the documents or materials that it must retain; and
24
CONFIDENTIALITY
24.1
Each party shall keep and procure to be kept secret and confidential all Confidential Information belonging to the other party disclosed or obtained as a result of the relationship of the parties under this Agreement and shall not use nor disclose the same save for the purposes of the proper performance of this Agreement or with the prior written consent of the other party.
24.2
The parties may disclose Confidential Information to an employee, Affiliate, consultant or agent to the extent necessary for the performance of this Agreement provided such disclosure is subject to obligations equivalent to those set out in this Agreement. Each party shall use its best endeavours to procure that any such employee, consultant or agent complies with such obligations. Each party will be responsible to the other party in respect of any disclosure or use of such Confidential Information by a person to whom disclosure is made.
24.3
The obligations of confidentiality in this Clause 24 do not extend to any Confidential Information that the party that wishes to disclose or use can show:
(a)
is or becomes generally available to the public other than as a result of a breach of the obligations of confidentiality under this Agreement; or
(b)
was in its written records prior to the date of this Agreement and not subject to any confidentiality obligations; or
(c)
was or is disclosed to it by a third party entitled to do so; or
(d)
the parties agree in writing is not Confidential Information or may be disclosed; or
(e)
is required to be disclosed under any Applicable Law, or by order of a court or governmental body or authority of competent jurisdiction.
24.4
Press Releases. UGNX and Kyowa Kirin shall consult in advance and reasonably cooperate in the method and manner of any press release regarding this Agreement and any activity related thereto. For clarity, following any press release issued pursuant to this Clause 24.4, UGNX and Kyowa Kirin may each disclose to third parties the information set forth in such press release without the need for further approval by the other. Notwithstanding the foregoing, each party may make filings to the U.S. Securities and Exchange Commission (SEC) or similar requirements under Applicable Law, provided, that such party shall ensure that any such release will be limited in its disclosure only to information that is required for such disclosing party to be in compliance with Applicable Law.
25
PARTIES
25.1
This Agreement may not be assigned by either of the parties without the prior written consent of the other party; provided, however, either party may assign this Agreement in its entirety without such consent to any of its Affiliates, to any purchaser of all, or substantially all, of its assets or to any successor corporation resulting from any merger, consolidation, share exchange, or other similar transaction, and provided further that either party may assign or sell its rights to receive any amounts due hereunder.
25.2
A person who is not a party to this Agreement has no rights to enforce any provision of this Agreement.
25.3
The rights of the parties to terminate, rescind or agree any variation, waiver or settlement under this Agreement are not subject to the consent of any person that is not a party to this Agreement.
25.4
Neither party may pledge the credit of the other party nor represent itself as being the other party nor an agent, partner, employee or representative of the other party and neither party may hold itself out as such nor as having any power or authority to incur any obligation of any nature, express or implied, on behalf of the other. Nothing in this Agreement, and no action taken by the parties pursuant to this Agreement creates, or is deemed to create, a partnership or joint venture or relationship of employer and employee or principal and agent between the parties.
26
CONSTRUCTION AND INTERPRETATION OF THIS AGREEMENT
26.1
Entire Agreement
(a)
This Agreement contains the entire agreement between the parties in relation to its subject matter and supersedes any prior arrangement, understanding written or oral agreements between the parties in relation to such subject matter.
(b)
The parties acknowledge that this Agreement has not been entered into wholly or partly in reliance on, nor has either party been given, any warranty, statement, promise or representation by the other or on its behalf other than as expressly set out in this Agreement.
(c)
All warranties and conditions, terms and conditions not set out in this Agreement whether implied by statute or otherwise are excluded to the extent permitted by law.
(d)
Nothing in this Clause 26 will exclude any liability in respect of misrepresentations made fraudulently.
26.2
Precedence
(a)
In the event of a conflict or ambiguity the order of precedence for this Agreement and the documents attached to or referred to in this Agreement are as follows:
(i)
first the Clauses of this Agreement; and
(ii)
then second the Schedules to this Agreement.

(iii)
then the Quality Agreement
(b)
Notwithstanding the foregoing, in the event of a conflict or ambiguity between any term of this Agreement (including anything contained within its Schedules) and the Quality Agreement or pharmacovigilance agreement concerning the Product, the term provided in the Quality Agreement or pharmacovigilance agreement shall take precedence in as far as the conflict or ambiguity concerns a quality or pharmacovigilance matter respectively.
26.3
Severability of Provisions

If at any time any part of this Agreement is held to be or becomes void or otherwise unenforceable for any reason under any applicable law, the same shall be deemed omitted from this Agreement and the validity and/or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired as a result of that omission.

26.4
Waiver

The rights and remedies of either party in respect of this Agreement shall not be diminished, waived or extinguished by the granting of any indulgence, forbearance or extension of time granted by that party to the other nor by any failure of, or delay in ascertaining or exercising any such rights or remedies. Any waiver of any breach of this Agreement shall be in writing. The waiver by either party of any breach of this Agreement shall not prevent the subsequent enforcement of that provision and shall not be deemed to be a waiver of any subsequent breach of that or any other provision.

27
CONTRACT ADMINISTRATION
27.1
Variation

No purported alteration or variation of this Agreement shall be effective unless it is in writing, refers specifically to this Agreement and is signed by a director of each of the parties to this Agreement.

27.2
Language

This Agreement is entered into in the English language. All amendments or correspondence concerning or relating to this Agreement and all notices given and all documentation to be delivered by either party to the other under this Agreement shall be in writing in the English language or shall be accompanied by an English translation prepared by such person or body as the parties shall have approved in advance. If there is any conflict in meaning between the English language version and any version or translation of this Agreement in any other language the English version shall prevail.

27.3
Counterpart Signatures

This Agreement may be executed in any number of counterparts, each of which when executed shall constitute an original of this Agreement, but all the counterparts together constitute the same Agreement. No counterpart shall be effective until each party has executed at least one counterpart.

27.4
Further Actions Required

Each of the parties shall, and shall use their reasonable endeavours to procure that any necessary third parties shall, execute and deliver to the other party such other instruments and documents and take such other action as may reasonably be required for the purpose of giving full effect to this Agreement.

27.5
Notices
(a)
Any notices sent under this Agreement must be in writing.
(b)
Notices may be served in the ways set out below at the addresses set out at the top of this Agreement or at such other address as the relevant party may give notice to the other party for the purpose of service of notices under this Agreement and, the following table sets out the respective deemed time and proof of service:

Manner of Delivery	Deemed time of delivery	Proof of Service
Personal delivery/Cour	On delivery provided delivery between 9.00am and 5.00pm on Business Day	properly addressed and delivered
Prepaid international mail postal service	9.00am on the fifth Business D after posting	properly addressed prepaid a posted

(c)
For the purpose of Clause 27.5(b) and calculating deemed receipt all references to time are local time in the place of deemed receipt.

28
DISPUTE RESOLUTION PROCEDURE
28.1
Disputes. The parties recognize that disagreements as to certain matters may from time to time arise out of this Agreement. The parties agree that such disagreements are to be governed in accordance with this Clause 28. Disagreements that are claims, counterclaims, demands, causes of action, disputes or controversies both arising out of this Agreement and related to the performance, enforcement, breach or termination of this Agreement are each, a “Dispute”. For the avoidance of doubt, Dispute does not include any claims, counterclaims, demands, causes of action, disputes or controversies regarding a party’s use of any Intellectual Property Rights of the other party, where such use is not expressly granted by the other party.
28.2
In the event of any Dispute under this Agreement, the parties shall refer such dispute to [***] for attempted resolution by good faith negotiations within [***] days after such referral is made.
28.3
Agreement to Arbitrate. If the parties fail to resolve any Dispute pursuant to Clause 28.2, either party may submit that Dispute for final resolution by binding arbitration administered by the International Chamber of Commerce (“ICC”) in accordance with its Rules of Arbitration (the “Rules”) then in force, to the extent such Rules are not inconsistent with the provisions of this Agreement.
28.4
Number and Appointment of Arbitrators. Except as provided by this Clause 28.4 or in Clause 28.5, the appointment and confirmation of the arbitrators shall be made in accordance with the relevant provisions of the Rules. The arbitral tribunal shall be composed of three (3) arbitrators (the “Tribunal”) to be appointed in accordance with the Rules, except as expressly provided for herein. Each party shall select one (1) arbitrator from the list of available ICC arbitrators and such arbitrators shall jointly appoint the third arbitrator who shall act as the chairman of the Tribunal (the “Chairman”). In the event any arbitrator becomes unable to serve, that arbitrator will be replaced in the same manner in which he or she was appointed. If either party fails to appoint an arbitrator within [***] days of the initiation of arbitration, the other party may request the ICC to appoint such co-arbitrator (for the non-responsive party). Such appointment shall be binding on the parties. If the arbitrators selected by the parties cannot agree on a Chairman within [***] days after they have been selected, then the ICC shall appoint the Chairman upon request by either party.
28.5
Confidentiality. Except to the extent necessary for proceedings relating to enforcement of the arbitration agreement, the award, or other related rights of the parties, the fact of the arbitration, the arbitration proceeding itself, all evidence, written statements or other documents exchanged or used in the arbitration and the Tribunal’s award will be maintained in confidence by the parties to the fullest extent permitted by law. However, a violation of this covenant will not affect the enforceability of this agreement to arbitrate or of the Tribunal’s award.
28.6
Costs. Each party shall [***]. The Tribunal may also fix such costs and expenses proportionate to the extent each party prevails in the arbitration, as the circumstances may warrant. If a party fails to proceed with arbitration, unsuccessfully challenges the arbitration award or fails to comply with the arbitration award, the other party will be entitled to costs, including reasonable attorneys’ fees and disbursements, for having to compel arbitration or defend or enforce the award.

28.7
Notwithstanding the provisions of this Clause 28, either party may (unless agreed otherwise in writing) take proceedings or seek remedies before the courts or any competent authority of any country for injunctive relief or interlocutory remedies in relation to any breach of this Agreement or infringement by the other party of that party’s Intellectual Property Rights, confidentiality rights or other such rights that without which would otherwise result in substantial financial or commercial harm.
29
LAW AND JURISDICTION
29.1
Resolution of all disputes arising out of or related to this Agreement or the performance, enforcement, breach or termination of this Agreement and any remedies relating thereto, will be governed by and construed under the substantive laws of the State of New York, U.S.A., without reference to any choice of law principles thereof that would cause the application of the laws of a different jurisdiction.

IN WITNESS OF THE ABOVE the parties have signed this Agreement on the date written at the head of this Agreement.

SIGNED for and on behalf of KYOWA KIRIN /s/ Tara D’Orsi Name: Tara D’Orsi Title: General Counsel KYOWA KIRIN, INC.
SIGNED for and on behalf of UGNX by /s/ Siegfried Hackl Name: Siegfried Hackl Title: SVP Product Supply ULTRAGENYX PHARMACEUTICAL INC.

SCHEDULE 1

Price and Payment

1.
MINIMUM SUPPLY PRICE

Product	Price
KRN23 in all commercialized formulations, including, but not limited to 10mg, 20mg and 30mg presentations, in fully-finished form	USD$[***] per vial

2.
PAYMENT AND ROYALTIES
(a)
Within [***] days of delivery of Product to UGNX by Kyowa Kirin, Kyowa Kirin will invoice and UGNX shall pay an amount equal to the Minimum Supply Price multiplied by the number of naked vials of Product delivered (the “Total Minimum Supply Price”).
(b)
In the event that the Total Minimum Supply Price in the relevant [***] is less than the Agreed Supply Price, UGNX shall [***] within [***] days of the end of [***].
(c)
In the event that the Total Minimum Supply Price is greater than the Agreed Supply Price, Kyowa Kirin shall [***] within [***] days of the end of [***].
3.
NET SALES
3.1
"Net Sales" means, with respect to the Product, the gross amounts invoiced by UGNX or its Affiliates ("Selling Party") to any third party for sales of the Product in the Territory (for the avoidance of doubt, to include any revenue received in relation to supply of the Product in the Territory, whether or not strictly deemed a sale), less the following items, provided that they are bona fide:
(a)
actual credits, refunds or allowances to third party customers for spoiled, damaged, rejected, recalled, outdated and reasonably returned Product;
(b)
discounts, including cash, volume, quantity and other trade discounts, charge- back payments, and rebates and allowances actually granted, incurred or allowed in the ordinary course of business, as well as government-required discounts and allowances (including government rebates and other price reductions), and other reductions, concessions and allowances that effectively reduce the selling price to the Selling Party;
(c)
transportation charges, freight, postage and insurance (but only insurance related to protecting the particular shipment against physical loss or damage); and
(d)
sales, use or excise taxes and import/export duties or tariffs and similar governmental charges actually due or incurred in connection with the sales of such Product.
3.2
Components of Net Sales shall be determined in the ordinary course of business in accordance with GAAP (as applicable in the country of sale), consistently applied.
3.3
Net Sales shall include, for the Product, [***].

3.4
For the purposes of determining when a sale of any Product occurs for purposes of calculating Net Sales, the sale will be [***]. For purposes of this Agreement, “Accounting Standards” means U.S. generally accepted accounting principles as consistently applied throughout the applicable periods indicated herein by or on behalf of the relevant Selling Party.
3.5
For the purposes of determining Net Sales, a "sale" shall not include transfers or dispositions, at no cost or below cost, of the Product for charitable, compassionate, non-clinical, clinical or regulatory purposes or for promotional samples or free goods.
3.6
Amounts invoiced by the Selling Party for the sale of Product to another Affiliate for resale to a third party shall not be included in the computation of Net Sales hereunder.
3.7
In the event that the Selling Party sells the Product:
(a)
to a third party in a bona fide arm's length transaction, for material consideration, in whole or in part, other than cash (but excluding, for the avoidance of doubt, consideration in the form of non-financial legal terms and conditions incident to sale including, for clarity, the supply of Product for non- commercial purposes substantially at cost);
(b)
to a third party in other than a bona fide arm's length transaction; or
(c)
with discounts of Product that are disproportional to the discounts of other products sold by the Selling Party in conjunction with such Product,

then the Net Sales price for such Product shall be deemed to be the standard invoice price then being invoiced by the Selling Party in an arm's length transaction with similar customers in the Territory, less typical deductions as accounted for in 3.1(a)(c) and (d).

3.8
In the event that the Selling Party includes one or more Product as part of a bundle of products, the price for such Product shall be deemed to be the standard invoice price for such Product when sold separately and not as part of a bundle of products. In the event that no separate prices are charged in the applicable transaction, then Net Sales for such bundle shall be determined based on the list price for the Product and the other products or services in the relevant county during the accounting period in which the sale was made. If no list price exists in such country for the Product or the other products or services that are part of the bundle, then Net Sales for such bundle shall be equitably determined based on the fair market value of the Product relative to that of the other products or services.

3.9
Any dispute between the parties with respect to the determination of such market value shall be finally resolved pursuant to Clause 28 of the Agreement.
4.
RECORDS AND AUDIT RIGHT
4.1
UGNX will maintain complete and accurate records in sufficient detail to permit Kyowa Kirin to confirm the accuracy of the calculation of payments under this Agreement. Upon reasonable prior notice, such records shall be available during regular business hours for a period of [***] from the end of the calendar year to which they pertain for examination at the expense of Kyowa Kirin, and not more often than [***] each [***], for the sole purpose of verifying the amounts payable hereunder (e.g. the calculation of the Total Minimum Supply Price and Net Sales) and may include the use of an independent certified public accountant selected by Kyowa Kirin and reasonably acceptable to UGNX. Any such auditor shall not disclose UGNX’s Confidential Information, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by UGNX or the amount of payments due under this Agreement during the prior [***]. Any amounts shown to be owed but unpaid shall be paid within [***] from the accountant’s report, [***] (as set forth in Clause 10.5 of the Agreement) from the original due date, unless challenged as provided below. Any amounts shown to have been overcharged or overpaid shall be refunded within [***] from the accountant’s report. [***].
4.2
If UGNX challenges the results of the audit in good faith, UGNX shall be entitled [***] to obtain a second independent certified public accountant to confirm the accuracy of the first audit. If the results of the confirmatory audit are substantially similar to the results of the first audit, any amounts owed by UGNX shall be paid in accordance with the procedures above. If the results of the confirmatory audit are not substantially similar to the results of the first audit, each party shall cause its respective auditors to identify the discrepancy and to agree on a final amount owed (as the case may be) by UGNX that shall be final and binding on the parties. If the auditors cannot resolve the discrepancy, the parties shall mutually agree on a third independent certified public accountant to audit the discrepancy and provide a final amount owed (as the case may be) by UGNX, which shall be binding on the parties. The costs of such third audit shall be [***]. Amounts owed or overpaid as determined by such final audit shall be paid or refunded in accordance with the procedures above
5.
[***] REPORTING
5.1
UGNX shall provide Kyowa Kirin with a [***] Report within [***] days of the end of each [***].
5.2
"[***] Report" means a report which sets out, as a minimum, the following information:
(a)
Unit sales of the Product in the Territory during the previous [***]; and
(b)
Net Sales of the Product in the Territory during the previous [***].
6.
EXCHANGE RATE
6.1
The rate of exchange to be used in computing the amount of currency equivalent in US Dollars owed to a party for royalties and Agreed Supply Price under this Agreement shall be equal to the average exchange rate, over the applicable Quarter, between each currency of origin and USD as reported by [***] or an equivalent resource as agreed by the parties, on the last Business Day of the [***] in which the applicable Net Sales were made.